As filed with the Securities and Exchange Commission on August 18, 1998

                                              Registration No.
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933
                            ------------------------
                         Urstadt Biddle Properties Inc.
             (Exact name of registrant as specified in its charter)

           Maryland                                    04-2458042*
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                     Identification No.)

                321 Railroad Avenue, Greenwich, Connecticut 06830
          (Address of principal executive offices, including zip code)

                                STOCK OPTION PLAN
                            (Full title of the Plan)

                  CHARLES J. URSTADT                                             with copies to:
         Chairman and Chief Executive Officer                                 THOMAS J. DRAGO, ESQ.
            Urstadt Biddle Properties Inc.                                      Coudert Brothers
   321 Railroad Avenue, Greenwich, Connecticut 06830                       1114 Avenue of the Americas
        (Name and address of agent for service)                           New York, New York 10036-7703
                    (203) 863-8200                                               (212) 626-4400
(Telephone number, including area code, of agent for service)
               ----------------------------                                 -------------------------

                                          CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                              Proposed                Proposed
           Title of                      Amount               maximum                 maximum               Amount of
         securities to                   to be             offering price            aggregate            registration
         be registered                 registered          per share (1)         offering price (1)            fee
-----------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value         760,250                 $9.15625                $6,961,039            $2,053.51
$.01 per share
-----------------------------------------------------------------------------------------------------------------------

(1) Based upon the average of the high and low sales prices for shares of Class A Common Stock of the Registrant as reported on the New York Stock Exchange on August 17, 1998 and estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended.

* I.R.S. Employer Identification Number of HRE Properties, the predecessor to the Registrant prior to the Reorganization described in Registration Statement No. 333-19113-01.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

           The following documents, which are on file with the Securities and Exchange Commission, are incorporated herein by reference and made a part hereof:

           (a) The  Registrant's  Annual  Report on Form 10-K filed  pursuant to
Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the fiscal year ended October 31, 1997;

           (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since October 31, 1997; and

           (c) The description of the Registrant's Class A Common Stock contained in the Registrant's Registration Statement on Form 8-A filed under the Exchange Act on June 17, 1998, including any amendment or report filed for the purpose of updating such description and the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-B filed under the Exchange Act on March 12, 1997, including any amendment or report filed for the purpose of updating such description.

           All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be a part hereof from the date of filing of such documents.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

           The Articles of Incorporation and By-laws of the Registrant require the Registrant to indemnify its directors, officers and certain other parties to the fullest extent permitted from time to time by the Maryland General Corporation Law (the "MGCL"). The MGCL permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the Registrant, unless it is established that the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (i) the act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit, or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful.

ITEM 8.     EXHIBITS

           4.1    Amended Articles of Incorporation of the Registrant,  filed as
                  Exhibit 3.1 to the Registrant's Registration Statement on Form S-4 (Registration No. 333-19113), as amended, is incorporated by reference.

           4.2 By-laws of the Registrant, filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-4 (Registration No. 333-19113), as amended, is incorporated by reference.

           4.3 Form of Articles Supplementary, filed as Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A dated June 17, 1998, is incorporated by reference.

           5.1    Opinion of Miles & Stockbridge P.C.

          23.1    Consent of Arthur Andersen LLP.

          23.2 Consent of Miles & Stockbridge P.C. is incorporated by reference to Exhibit 5.1 of this Registration Statement.

          24.1 Power of Attorney is contained in the signature pages to this Registration Statement.

ITEM 9.    UNDERTAKINGS

           The undersigned Registrant hereby undertakes:

           (1)    To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of
                  Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, State of Connecticut, on August 17, 1998.

                                    URSTADT BIDDLE PROPERTIES INC.

                                    By:      /s/ Charles J. Urstadt
                                            -----------------------------
                                            Charles J. Urstadt
                                            Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

              KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles J. Urstadt and James R. Moore, severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                                   Title                               Date

/s/ Charles J. Urstadt                     Chairman and Chief Executive Officer                         August 17, 1998
-----------------------------
Charles J. Urstadt

/s/ James R. Moore                         Chief Financial Officer, Principal Accounting                August 17, 1998
-----------------------------              Officer, Executive Vice President,
James R. Moore                             Treasurer and Secretary


/s/ Willing L. Biddle                      President, Chief Operating Officer and Director              August 17, 1998
-----------------------------
Willing L. Biddle

/s/ E. Virgil Conway                       Director                                                     August 17, 1998
-----------------------------
E. Virgil Conway

                                           Director                                                     August 17, 1998
-----------------------------
Charles D. Urstadt

/s/ Peter Herrick                          Director                                                     August 17, 1998
-----------------------------
Peter Herrick

/s/ Paul D. Paganucci                      Director                                                     August 17, 1998
-----------------------------
Paul D. Paganucci

/s/ James O. York                          Director                                                     August 17, 1998
-----------------------------
James O. York

                                           Director                                                     August 17, 1998
-----------------------------
Robert R. Douglass

/s/ George H.C. Lawrence                   Director                                                     August 17, 1998
-----------------------------
George H.C. Lawrence

                                  EXHIBIT INDEX


 4.1      Amended Articles of Incorporation of the Registrant,  filed as Exhibit
          3.1 to the Registrant's Registration Statement on Form S-4 (Registration No. 333-19113), as amended, is incorporated by reference.

 4.2 By-laws of the Registrant, filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-4 (Registration No. 333-19113), as amended, is incorporated by reference.

 4.3      Form  of  Articles   Supplementary,   filed  as  Exhibit  4.1  to  the
          Registrant's Registration Statement on Form 8-A dated June 17, 1998, is incorporated by reference.

 5.1      Opinion of Miles & Stockbridge P.C.

23.1      Consent of Arthur Andersen LLP.

23.2      Consent of Miles & Stockbridge  P.C. is  incorporated  by reference to
          Exhibit 5.1 of this Registration Statement.

24.1 Power of Attorney is contained in the signature pages to this Registration Statement.